THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THIS WARRANT AND ANY OF SUCH SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF REGISTRATION UNDER SAID ACTS AND ALL OTHER APPLICABLE SECURITIES LAWS UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

THIS WARRANT IS SUBJECT TO THE RESTRICTIONS ON EXERCISE AND TRANSFER CONTAINED IN ARTICLE IV HEREOF.

DAYBREAK OIL AND GAS, INC.

WARRANT TO PURCHASE SHARES

OF

COMMON STOCK

Date of Issuance: [________], 2010

THIS CERTIFIES that, for value received, Daybreak Oil and Gas, Inc., a Washington corporation (the “Company”), hereby grants to [___], or its registered assigns (the “Holder”), the right to purchase, at any time and from time to time prior to the Expiration Date, [___]shares of Common Stock of the Company, par value $0.001 per share, subject to the terms and conditions set forth herein. This warrant is hereinafter referred to as this “Warrant.”

ARTICLE I

CERTAIN DEFINITIONS

For all purposes of this Warrant, unless the context otherwise requires, the following terms shall have the respective meanings set forth below:

“Act” means the federal Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Additional Shares of Common Stock” means all shares of common stock, regardless of series, issued by the Company after the Date of Issuance, other than the Warrant Shares.

“Commission” means the Securities and Exchange Commission or any other federal agency then administering the Act.

“Common Stock” means the common stock of the Company, $0.001 par value per share, (including any securities into which or for which such shares may be exchanged for, or converted into, pursuant to any stock dividend, stock split, stock combination, recapitalization, reclassification, reorganization or other similar event).

“Company” means Daybreak Oil and Gas, Inc., a Washington corporation, located at 601 W. Main Ave., Suite 1012, Spokane, Washington 99201 and any other corporation assuming or required to assume this Warrant pursuant to Article V.

“Date of Issuance” means the issue date of this Warrant, as set forth on the first page hereof.

“Exercise Agreement” has the meaning set forth in Section 2.1 hereof.

“Exercise Price” means $0.14 per share of Common Stock.

“Expiration Date” has the meaning set forth in Article VII hereof.

“Holder” has the meaning set forth on the first page hereof.

“Person” means any individual, corporation, partnership, limited liability company, trust, unincorporated organization and any government, and any political subdivision, instrumentality or agency thereof.

“Stock Unit” means one (1) share of Common Stock, as such stock is constituted on the Date of Issuance and thereafter the number of shares of Common Stock as shall result from the adjustments specified in Article V.

“Subscription Agreement” means that certain subscription agreement for 12% subordinated notes due 2015 and warrants executed by the Holder and accepted by the Company as of the Date of Issuance.

“Warrant” has the meaning set forth on the first page hereof.

“Warrant Office” has the meaning set forth in Section 3.1 hereof.

“Warrant Shares” means the shares of Common Stock underlying the Stock Units purchasable by the Holder upon the exercise of this Warrant.

ARTICLE II

EXERCISE OF WARRANT

2.1       Method of Exercise. To exercise this Warrant, the Holder shall deliver to the Company at the Warrant Office designated pursuant to Section 3.1, (a) an Exercise Agreement substantially in the form attached hereto as Exhibit A (the “Exercise Agreement”) duly executed by the Holder, specifying the number of Warrant Shares to be purchased; (b) payment of an amount equal to the aggregate Exercise Price for all such Warrant Shares, which shall be made (i) in cash, (ii) by certified or bank cashier’s check payable to the order of the Company, or (iii) by wire transfer of immediately available funds; and (c) this Warrant. Subject to the terms herein, the Holder shall have the option to exercise this Warrant in whole or in part. The Company shall, as promptly as practicable, cause to be issued and delivered to the Holder (or its nominee) or the transferee designated in the Exercise Agreement a certificate or certificates representing the number of Warrant Shares specified in the Exercise Agreement. The stock certificate or certificates so delivered shall be in denominations of shares as may be specified in the Exercise Agreement and shall be issued in the name of the Holder or such other name as shall be designated in such Exercise Agreement. At the time of delivery of the certificate or certificates, appropriate notation shall be made on the Warrant Shares Purchase Schedule attached to this Warrant designating the number of shares purchased, and this Warrant shall then be returned to the Holder if this Warrant has been exercised only in part. The Holder or transferee so designated in the Exercise Agreement shall be deemed to have become the Holder of record of such Warrant Shares for all purposes as of the close of business on the date on which the Exercise Agreement is delivered to the Warrant Office, provided that an amount equal to the aggregate Exercise Price and this Warrant shall have also been delivered to the Company. The Company shall pay all expenses, taxes (excluding transfer taxes, capital gains and income taxes) and other charges payable in connection with the preparation, issuance and delivery of the stock certificates contemplated hereunder.

2.2       Shares to be Fully Paid and Non-Assessable. All Warrant Shares issued upon the exercise of this Warrant and the payment therefor shall be validly issued, fully paid, non-assessable and free from preemptive rights.

2.3       No Fractional Shares to be Issued. The Company shall not be required upon the exercise of this Warrant to issue a certificate representing any fraction of a share of Common Stock.

2.4       Legend on Warrant Shares. Each certificate for Warrant Shares issued upon exercise of this Warrant, unless at the time of exercise such shares are registered under the Act, shall bear substantially the following legend (and any additional legend required by any national securities exchanges upon which such shares may, at the time of such exercise, be listed or under applicable securities laws):

The securities represented by this certificate have not been registered under the federal Securities Act of 1933, as amended, or the securities laws of any state. They may not be sold, transferred, assigned, pledged, hypothecated, encumbered, or otherwise disposed of unless, in the opinion of counsel reasonably acceptable to the issuer, such transfer would be pursuant to an effective registration statement under said Act or pursuant to an exemption from such registration.

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Act of the securities represented thereby) shall also bear the above legend unless, in the opinion of counsel to the Company, the securities represented thereby need no longer be subject to the restrictions on transferability. In addition, the provisions of Article IV shall be binding upon all subsequent holders of this Warrant.

2.5       Acknowledgment of Continuing Obligation. The Company shall, at the time of any exercise of this Warrant in whole or in part, upon request of the Holder, acknowledge in writing its continuing obligation to the Holder in respect of any rights to which the Holder shall continue to be entitled after exercise in accordance with this Warrant; provided, however, that the failure of the Holder to make any such request shall not affect the continuing obligation of the Company to the Holder in respect of such rights.

ARTICLE III

WARRANT OFFICE; TRANSFER, DIVISION

OR COMBINATION OF WARRANTS

3.1       Warrant Office. The Company shall maintain an office for certain purposes specified herein (the “Warrant Office”), which office shall initially be the Company’s location set forth in Article I hereof, and may subsequently be such other office of the Company or of any transfer agent of the Common Stock in the continental United States as to which written notice has previously been given to the Holder of this Warrant.

3.2       Ownership of Warrant. The Company may deem and treat the Person in whose name this Warrant is registered as the Holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in this Article III.

3.3       Transfer Records. The Company agrees to maintain at the Warrant Office records for the registration of Permitted Transfers, as defined in the Subscription Agreement, of this Warrant. A Permitted Transfer of this Warrant and all rights hereunder shall be recorded on the books at that office, upon surrender of this Warrant at that office, together with a written assignment of this Warrant duly executed by the Holder or his, her or its duly authorized agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of the transfer. Subject to Article IV, upon surrender and payment, the Company shall execute and deliver a new warrant in the name of the assignee, noting thereon the number of Warrant Shares theretofore purchased under this Warrant, and this Warrant shall promptly be canceled. This Warrant may not be transferred in part.

3.4       Division or Combination of Warrants. Except as provided in Section 3.3 above, this Warrant may not be divided or combined with any other warrant.

3.5       Expenses of Delivery of Warrants. The Company shall pay all expenses, taxes (other than transfer taxes, capital gains and income taxes), and other charges payable in connection with the preparation, issuance and delivery of new Warrants hereunder.

ARTICLE IV

RESTRICTIONS ON EXERCISE AND TRANSFER

4.1       Restrictions on Exercise and Transfer. Notwithstanding any provisions contained in this Warrant to the contrary, this Warrant shall not be exercisable or transferable except upon the fulfillment of the conditions specified in this Article IV, which conditions are intended, among other things, to insure compliance with the provisions of the Act in respect of the exercise or transfer of this Warrant. The Holder, by acceptance hereof, agrees that Holder will not exercise or transfer this Warrant prior to delivery to the Company of any required opinion of the Holder’s counsel (as the opinion and counsel are described in Section 4.2 hereof).

4.2       Permitted Transfer of Warrant. Notwithstanding any other provisions contained in this Warrant to the contrary, in no event shall this Warrant be transferrable by the Holder unless the transfer of this Warrant is a Permitted Transfer (as defined in the Subscription Agreement). Any purported transfer of this Warrant made in violation of the terms of the Subscription Agreement shall be void and shall entitle the Company to repurchase this Warrant, as provided in the Subscription Agreement.

4.3       Opinion of Counsel on Exercise of Warrant. In connection with the exercise of this Warrant, the following provisions shall apply:

(a)          If, in the written opinion of counsel to the Holder (which opinion and counsel must be acceptable to the Company), the proposed exercise of this Warrant may be effected without registration of this Warrant or the Common Stock issuable hereunder under the Act, the Holder shall be entitled to exercise this Warrant as proposed. In no event shall the Company be obligated (i) to effect a registration under the Act or any state securities law so as to permit the proposed exercise of this Warrant or (ii) to qualify to do business or to file a general consent to service of process in any state or other jurisdiction where the Company has not already done so.

(b)          If in the opinion of such counsel, the proposed exercise of this Warrant may not be effected without registration of this Warrant under the Act, the Holder shall not be entitled to exercise this Warrant unless the Company, in its sole discretion, elects to register this Warrant under the Act or any state securities law and such registration becomes effective or until exercise may be effected without registration, in the opinion of such counsel as set forth in Section 4.3(a) above.

4.4       Transfer of Warrant Shares. The Warrant Shares are subject to certain restrictions on transfer as set forth in the Subscription Agreement and the Exercise Agreement.

ARTICLE V

ADJUSTMENTS

5.1       Adjustments to Number of Stock Units. The number of shares of Common Stock comprising a Stock Unit shall be subject to adjustment from time to time as set forth in this Section 5.1.

(a)          Stock Dividends, Subdivision and Combination. In case at any time or from time to time the Company shall:

(i)        take a record of the holders of its Common Stock of any series for the purpose of entitling them to receive a dividend payable in, or other distribution of, Common Stock of any series;

(ii)       subdivide its outstanding shares of Common Stock of any series into a larger number of shares of Common Stock of any series; or

(iii)      combine its outstanding shares of Common Stock of any series into a smaller number of shares of Common Stock of any series;

then the number of shares of Common Stock comprising a Stock Unit immediately after the happening of any such event shall be adjusted so as to consist of the number of shares of Common Stock that a record holder of the number of shares of Common Stock comprising a Stock Unit immediately prior to the happening of such event would own or be entitled to receive after the happening of such event. The adjustments required by this subsection shall be made whenever and as often as any specified event requiring an adjustment shall occur.

(b)          Other Provisions Applicable to Adjustment Under This Section. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock comprising a Stock Unit hereinbefore provided for in this Section 5.1:

(i)        Treasury Stock. The sale or other disposition of any issued shares of Common Stock owned or held by or for the account of the Company shall be deemed an issuance thereof for the purposes of this Section 5.1.

(ii)       Timing of Adjustments. The adjustments required by the preceding subsections of this Section 5.1 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the number of shares of Common Stock comprising a Stock Unit that would otherwise be required shall be made (except in the case of a subdivision or combination of shares of the common stock, as provided for in Section 5.1(a)) unless and until such adjustment, either by itself or with other adjustments not previously made, adds or subtracts at least one one hundredth (1/100th) of a share to or from the number of shares of Common Stock comprising a Stock Unit immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) shall be carried forward and made as soon as such adjustment, together with other adjustments required by this section and not previously made, would result in a minimum adjustment. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of this occurrence.

(iii)      Fractional Interests. In computing adjustments under this section, fractional interests in Common Stock shall be taken into account to the nearest 1/100th of a share.

(c)          When Adjustment Not Required Abandonment of Plan for Dividend and the Like. If the Company shall take a record of the holders of its Common Stock of any series for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to shareholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(d)          Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, merge or consolidate into another corporation, then the number of shares of stock purchasable upon exercise of this Warrant shall be adjusted to consist of the number of shares of stock or other securities that a record holder of the number of shares of Common Stock purchasable upon exercise of this Warrant immediately prior to such event would own or be entitled to receive immediately after such event.

(e)          No Adjustment. Notwithstanding the foregoing, an adjustment as provided in this Section 5.1 shall not be made with respect to the Company’s offering of securities to the public pursuant to a registration statement under the Act. In the event that any adjustment of the Exercise Price under any provision of this Warrant would result in an Exercise price per Warrant Share less than the par value per share of Common Stock (after giving effect to any such adjustment), the Exercise Price per Warrant Share shall be equal to the par value per share of Common Stock after giving effect to such adjustment. Upon exercise of this Warrant, the Company shall pay the Holder in cash the amount of the difference between any adjusted Exercise Price less than the par value per share that would have otherwise resulted from such adjustment and the par value per share multiplied by the number of Warrant Shares issued to Holder at an Exercise Price equal to the par value per share.

5.2       Notice to Holder. Whenever the Company takes any action that causes the composition of a Stock Unit to change under Section 5.1, the Company shall provide the Holder with written notice of such change and the number of Warrant Shares for which this Warrant is or will become exercisable. Such notice will be provided not more than ten (10) days after any such action has occurred.

ARTICLE VI

ADDITIONAL NOTICES TO WARRANT HOLDER

In addition to any other notice required hereunder, the Company shall provide the Holder with a copy of any notice that the Company is required to provide those Persons holding shares of Common Stock on the same date such Persons receive such notice.

ARTICLE VII

EXPIRATION

This Warrant shall continue in effect until the earlier of (i) five (5) years from the Date of Issuance of this Warrant (the “Expiration Date”) and (ii) the date on which this Warrant has been exercised or cancelled pursuant to the terms hereof or pursuant to the Subscription Agreement with respect to all of the Warrant Shares.

ARTICLE VIII

CERTAIN COVENANTS

The Company has taken all action necessary to authorize the issuance of this Warrant and the issuance of shares of Common Stock upon exercise hereof. The Company covenants and agrees that it will reserve and set apart and have at all times, free from preemptive rights, a number of shares of authorized but unissued Common Stock or other securities deliverable upon the exercise of this Warrant from time to time sufficient to enable it at any time to fulfill all its obligations hereunder.

ARTICLE IX

MISCELLANEOUS

9.1       Entire Agreement; Governing Law. This Warrant and the Subscription Agreement contain the entire agreement between the Holder and the Company with respect to the purchase of the Warrant Shares and supersedes all prior arrangements or understandings with respect thereto. This Warrant shall be governed by and construed under the laws of the State of Washington, without regard to its principles of conflicts of laws.

9.2       Waiver and Amendment. Any term or provision of this Warrant may be waived at any time by the party that is entitled to the benefits thereof, and any term or provision of this Warrant may be amended or supplemented at any time by agreement of the holder hereof and the Company, except that any waiver of any term or condition, or any amendment or supplementation, of this Warrant must be in writing. A waiver of any breach or failure to enforce any of the terms or conditions of this Warrant shall not in any way affect, limit or waive a party’s rights hereunder at any time to enforce strict compliance thereafter with any term or condition of this Warrant.

9.3       Illegality. In the event that any one or more of the provisions contained in this Warrant shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in any other respect and the remaining provisions of this Warrant shall not, at the election of the party for whom the benefit of the provision exists, be in any way impaired.

9.4     Filing of Warrant. A copy of this Warrant shall be filed in the records of the Company.

9.5       Notices. The address of Holder set forth in the Subscription Agreement shall be the initial address of Holder shown on the books of the Company maintained at the Warrant Office for the registration of this Warrant. Any notice or other document required or permitted to be given or delivered to the Holder shall be delivered personally, or sent by certified or registered mail, to the Holder at the last address shown on the books of the Company maintained at the Warrant Office for the registration of, and the registration of transfer of, this Warrant or at any more recent address of which any Holder shall have notified the Company in writing. Any notice or other document required or permitted to be given or delivered to the Company shall be delivered at, or sent by certified or registered mail to, the Warrant Office, attention: President, or such other address within the United States of America as shall have been furnished by the Company to the Holder hereof.

9.6       Limitation of Liability; Not Stockholders. Other than as expressly provided in this Warrant, no provision of this Warrant shall be construed as conferring upon the Holder the right to vote, consent, receive dividends or receive notice in respect of meetings of stockholders for the election of directors of the Company or any other matter whatsoever as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Holder to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of such Holder for the purchase price of any Warrant Shares or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

9.7       Loss, Destruction, etc. of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of this Warrant, and in the case of any such loss, theft or destruction, upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation, upon surrender and cancellation of this Warrant, the Company shall make and deliver a new warrant, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Warrant. Any Warrant issued under the provisions of this Section 9.7 in lieu of any Warrant alleged to be lost, destroyed or stolen, or in lieu of any mutilated Warrant, shall constitute an original contractual obligation on the part of the Company.

9.8       Dispute Resolution. The Company and the Holder, and by receipt of this Warrant or any Warrant Shares, all subsequent Holders or holders of Warrant Shares, agree to submit all controversies, claims, disputes and matters of difference with respect to this Warrant, including, without limitation, the application of this Section 9.8 to arbitration in Spokane, Washington, according to the rules and practices of the American Arbitration Association from time to time in force; provided, however, that if such rules and practices conflict with the applicable procedures of Washington courts of general jurisdiction or any other provisions of Washington law then in force, those Washington rules and provisions shall govern. This agreement to arbitrate shall be specifically enforceable. Arbitration may proceed in the absence of any party if notice of the proceeding has been given to that party. The parties agree to abide by all awards rendered in any such proceeding. These awards shall be final and binding on all parties to the extent and in the manner provided by the rules of civil procedure enacted in Washington. All awards may be filed, as a basis of judgment and of the issuance of execution for its collection, with the clerk of one or more courts, state or federal, having jurisdiction over either the party against whom that award is rendered or its property. No party shall be considered in default hereunder during the pendency of arbitration proceedings relating to that default.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name by its duly authorized Officer as of the 29th day of January, 2010.

DAYBREAK OIL AND GAS, INC.

By:	/s/
Name:
Title:

Signature Page to

Warrant

WARRANT SHARES PURCHASE SCHEDULE

No. of Shares Purchased	Date of Purchase	Notation by Company Officer

EXHIBIT A

EXERCISE AGREEMENT

TO:	Daybreak Oil and Gas, Inc.
601 W. Main Ave., Suite 1012
Spokane, Washington 99201
Attn: President

The undersigned holder of the attached Warrant dated [________], 2010, issued to the undersigned by Daybreak Oil and Gas, Inc. (the “Company”) hereby agrees as follows:

1.         The undersigned hereby elects to acquire ___ shares of Common Stock of the Company pursuant to the terms of the attached Warrant. Capitalized terms not otherwise defined in this Exercise Agreement have the meaning ascribed to such terms in the attached Warrant.

2.         The undersigned tenders herewith payment in the manner required pursuant to the Warrant in full for the purchase price of the Warrant Shares being purchased, together with all applicable transfer taxes, if any.

3.         The undersigned hereby requests that the Company issue a certificate or certificates representing the Warrant Shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

4.         The undersigned hereby reconfirms that the representations and warranties made by the undersigned in the Subscription Agreement are true and correct as of the date hereof. The undersigned hereby represents and warrants that the Warrant Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such Warrant Shares.

5.         The undersigned acknowledges that the Warrant Shares shall not be transferable except upon the fulfillment of the conditions specified in Section 6 below, which conditions are intended, among other things, to insure compliance with the provisions of the Act in respect of the transfer of the Warrant Shares. The undersigned agrees that the undersigned will not transfer the Warrant Shares prior to delivery to the Company of any required opinion of the Holder’s counsel described in Section 6 below.

6.         The undersigned agrees that in connection with the transfer of the Warrant Shares, the following provisions shall apply:

(a)       If, in the written opinion of counsel to the Holder (which opinion and counsel must be acceptable to the Company), the proposed transfer of the Warrant Shares may be effected without registration of the Common Stock issuable pursuant to the Warrant under the Act, the Holder shall be entitled to transfer the Warrant Shares as proposed. In no event shall the Company be obligated (i) to effect a registration under the Act or any state securities law so as to permit the proposed transfer of the

A-1

Common Stock issuable pursuant to the Warrant; (ii) to qualify to do business or to file a general consent to service of process in any state or other jurisdiction where the Company has not already done so; or (iii) to effect a transfer to multiple transferees regardless of whether such transferees are qualified institutional buyers or institutional accredited investors.

(b)       If in the opinion of such counsel, the proposed exercise or transfer of the Warrant Shares may not be effected without registration of the Warrant Shares under the Act, the Holder shall not be entitled to transfer the Warrant Shares unless the Company, in its sole discretion, elects to register the Warrant Shares under the Act or any state securities law and such registration becomes effective or until transfer may be effected without registration, in the opinion of such counsel as set forth in Section 6(a) above.

7.         The undersigned acknowledges that the certificate evidencing the Warrant Shares shall be legended as set forth in Section 2.4 of the Warrant.

By:
Name:
Title:

Date:

A-2